Exhibit 99.2

Consolidated Financial Statements

The Philadelphia Stock Exchange, Inc. and Subsidiaries

June 30, 2008 and 2007

(Unaudited)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2008 and December 31, 2007

	June 30, 2008 (unaudited)	December 31, 2007
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$47,108	$46,117
Restricted cash	8,908	1,643
Accounts receivable, net
Members	11,687	9,407
Payment for order flow	6,986	6,110
Others	4,524	4,359
Prepaid and other assets	5,850	6,335
Deferred income taxes	—	—
Clearing and depository items	6,519	7,344

Total current assets	91,582	81,315

Other non-current assets
Advance to clearing accounts	2,880	3,622
Investments available for sale, at fair value	17,754	16,398
Investments held to maturity, at amortized cost	43	47
Investments held to maturity, at amortized cost—restricted	3,021	3,026
Equipment and leasehold improvements, net of accumulated depreciation and amortization	61,451	60,551
Other assets	622	612
Deferred income taxes, net	19,634	16,335

Total other assets	105,405	100,591

Total assets	$196,987	$181,906

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and other liabilities	$22,055	$18,451
Payment for order flow	15,482	7,342
Deferred revenue	3,762	7,544
Deferred credits	500	451
Deferred income taxes, net	758	758
Clearing and depository items	6,519	7,344

Total current liabilities	49,076	41,890

Accrued retiree benefits	13,680	12,755
Management equity plan	27,322	20,867
Accrued governance compensation	—	2,493
Deferred credits	4,985	4,526
Supplemental Executive Retirement Plan	5,790	4,643

	51,777	45,284

Total liabilities		87,174

Shareholders’ equity
Common Stock, Class B, $0.01 par value 1,000,000 shares authorized, 441,504 shares issued and outstanding	4	5
Preferred Stock, $0.01 par value, 100,000 shares authorized, 1 share issued and outstanding	—	—
Additional paid-in-capital	113,614	113,614
Accumulated other comprehensive loss	(3,686)	(3,291)
Accumulated deficit	(10,558)	(12,356)

	99,374	97,972
Treasury stock	(3,240)	(3,240)

Total shareholders’ equity	96,134	94,732

Total liabilities and shareholders’ equity	$196,987	$181,906

The accompanying notes are an integral part of these consolidated financial statements.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months ended June 30, 2008 and 2007

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Transaction fees	$39,824	$27,654	$81,432	$52,271
Other services
Clearing and settlement	389	452	805	969
Security price data and floor charges	5,722	2,687	9,461	5,991
Regulatory fees	2,649	2,782	5,460	5,356
Dividend and interest income	390	694	887	1,450
Other	2,926	2,683	4,877	4,318

Total revenues	51,900	36,952	102,922	70,355

Cost of Revenues
Exchange fees	136	117	1,555	220
Liquidity rebates	10,784	5,011	22,097	10,929

Total cost of Revenues	10,920	5,128	23,652	11,149

Revenues less liquidity rebates and exchange fees	40,980	31,824	79,270	59,206

Operating expenses
Staffing costs	24,419	12,963	42,154	25,483
Data processing and communication costs	2,897	3,225	5,825	6,066
Depreciation and amortization	3,355	3,066	6,755	5,977
Occupancy costs	1,454	1,159	2,770	2,216
Professional services	4,312	2,676	6,608	5,885
Governance compensation	1,740	477	3,235	924
Other	3,712	1,693	5,620	3,570

Total operating expenses	41,889	25,259	72,967	50,121

Income (loss) before income tax expense (benefit)	(909)	6,565	6,303	9,085
Income tax expense (benefit)	1,359	2,243	4,505	3,458

Net income	$(2,268)	$4,322	$1,798	$5,627

The accompanying notes are an integral part of these consolidated financial statements.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months ended June 30, 2008 and 2007

(Unaudited)

(in thousands)

	2008	2007
Cash flows from operating activities
Net income	$1,798	$5,627
Adjustments to reconcile income to net cash provided by (used in) operating activities
Amortization/accretion of bond premiums/discounts	3	(14)
Depreciation and amortization	6,755	5,977
Gain on sale of investments	(384)	(445)
Loss on disposal of fixed assets	75	—
Non cash compensation expense, share-based	6,467	2,550
Deferred compensation	1,147	447
Changes in operating assets and liabilities
Accounts receivable, net	(3,993)	(8,938)
Provision for rebates, discounts and allowances	673	10
Prepaid and other assets	475	(904)
Deferred taxes, net	(2,966)	(1,170)
Accounts payable and other liabilities	10,249	(2,310)
Deferred credits	508	(226)
Deferred revenue	(3,782)	(3,491)
Covered sale fee payable	(86)	305

Net cash provided by (used in) operating activities	16,939	(2,582)

Cash flows from investing activities
Proceeds from sale of investments	2,360	3,012
Purchase of investments	(4,055)	(4,214)
Restricted cash	(7,265)	5,084
Capital expenditures	(7,731)	(13,059)
Decrease / (increase) in advance to clearing accounts, net	743	(33)

Net cash used in investing activities	(15,948)	(9,210)

Cash flows from financing activities
Change in treasury seats	—	(2)

Net cash used in by financing activities	—	(2)

Increase / (decrease) in cash and cash equivalents	991	(11,794)
Cash and cash equivalents at beginning of year	46,117	50,773

Cash and cash equivalents at June 30, 2008	$47,108	$38,979

The accompanying notes are an integral part of these consolidated financial statements.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008 and December 31, 2007

(unaudited)

NOTE A - ORGANIZATION AND OPERATIONS

The Philadelphia Stock Exchange, Inc. (we, the Company, the Exchange or PHLX), provides a marketplace and facilities for the trading of equity securities, equity option, index option, and foreign currency option products for its members. On January 20, 2004, the Exchange demutualized and was converted from a Delaware non-stock corporation into a Delaware stock corporation. The Exchange’s subsidiaries include the Stock Clearing Corporation of Philadelphia (SCCP), the Philadelphia Board of Trade (PBOT), Advanced Tech Source (ATS), and Phlx Investment Product Services (PIPS). SCCP provides an interface clearing arrangement between certain of the Exchange’s floor members and National Securities Clearing Corporation (NSCC), and also provides margin services to certain market makers. Pursuant to a 1997 Securities and Exchange Commission (SEC) order, the Exchange, SCCP, NSCC, and Depository Trust Company (DTC) entered into an agreement whereby SCCP provides limited clearing services. SCCP’s limited clearing services are facilitated through an omnibus account with NSCC and do not include the maintenance or offering of continuous net settlement accounts for its participants. The Exchange and SCCP are subject to regulatory oversight by the SEC. PBOT is subject to oversight by the Commodity Futures Trading Commission and operates as a designated contract market, which allows PBOT to list and trade various futures contracts. PBOT also engages in the distribution of market data products, including futures trading market data and sector index spot and settlement values data. PIPS was organized to develop and to act as sponsor of unit investment trusts to be listed and traded on the Exchange. ATS was organized to provide outsourced data processing services.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Basis of Presentation

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles, U.S. GAAP, and include the accounts of PHLX and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures of contingent amounts in the consolidated financial statements and accompanying notes.

3. Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered cash equivalents.

The Exchange periodically maintains cash balances at a financial institution in excess of the $100,000 Federal Deposit Insurance Corporation insurance limit.

4. Revenue Recognition

Transaction fee revenues include transaction fees primarily from options and regulatory fees. Transaction fees and the majority of clearing and settlement service fees relate to trades executed or cleared through the Exchange and its subsidiaries and are recorded on a settlement date basis and are recognized when earned.

Also included in other services is security price data revenue. Security price data revenue includes distributions from the Exchange’s participation in the Consolidated Tape Association, the Nasdaq Unlisted Trading Privileges (UTP) Plan and the Options Price Reporting Authority and PBOT’s market data revenue from sale of the Exchange’s data associated with the current and closing index spot values and the settlement values for the Exchange and SIG Sector Indices and are accrued and recognized in the month the revenue is earned.

Regulatory fees, which include annual registered representative registration renewal fees and initial, transfer and termination fees from parties that are members of the Exchange. The renewal registration fees are billed annually and collected by the Financial Industry Regulatory Authority (FINRA) and remitted to the Exchange in December preceding the effective year, and are deferred and recognized monthly over the course of the effective year. Registered representative initial registration, transfer and termination fees are also billed and collected by FINRA and are remitted monthly to the Exchange and recognized in the month they are assessed to the member.

Cost of Revenues: Pursuant to Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” (EITF 99-19), we record execution revenues from transactions on a gross basis in revenues and record related expenses as cost of revenues.

We credit a portion of the per contract transaction charge to the market makers and specialists that execute specific trading-strategy trades. We also provide a transaction charge credit to member organizations who send firm business in excess of monthly volume caps. We record these rebates as a cost of revenues in the Consolidated Statement of Income. These liquidity rebates are paid on a monthly basis and the amounts due are included as a reduction of receivables in the Consolidated Balance Sheet.

Also, we pay Section 31 fees to the SEC for supervision and regulation of securities markets. We pass these costs along to our customers through our transaction fees, which are billed and collected on our behalf by the Options Clearing Corporation (OCC). The fees are a pass-through charge to organizations executing eligible trades through the Exchange and we recognize these amounts in cost of revenues when incurred. Section 31 fees are collected by OCC and, as required by law, the amount due to the SEC is remitted semiannually by OCC on our behalf and recorded as Section 31 fees payable to the SEC in the Consolidated Balance Sheets until paid. Since the amount recorded in revenues is equal to the amount recorded in cost of revenues, there is no impact on our revenues less liquidity rebates, brokerage, clearance and exchange fees (net revenues).

5. Accounts Receivable, net

The Exchange’s accounts receivable are primarily due from monthly transaction fees and member fees. Receivables are shown net of reserves for uncollectible accounts. The reserve for bad debts is maintained at a level that management believes to be sufficient to absorb estimated losses in the accounts receivable portfolio. The reserve is increased by the provision for bad debts which is charged against operating results and decreased by the amount of charge-offs, net of recoveries. The amount charged against operating results is based on several factors including, but not limited to, a continuous assessment of the collectability of each account, the length of time a receivable is past due and our historical experience with the particular customer. In circumstances where a specific customer’s inability to meet its financial obligations is known (i.e., bankruptcy filings), we record a specific provision for bad debts against amounts due to reduce the receivable to the amount we reasonably believe will be collected. Due to changing economic, business and market conditions, we review the reserve for bad debts monthly and make changes to the reserve through the provision for bad debts as appropriate. If circumstances change (i.e., higher than expected defaults or an unexpected material adverse change in a major customer’s ability to pay), our estimates of recoverability could be reduced by a material amount. Total reserves netted against receivables in the Consolidated Balance Sheet were $2.3 million and $1.6 million at June 30, 2008 and December 31, 2007, respectively.

6. Investments

Investments classified as available for sale are stated at fair value, and any net unrealized gain or loss is reported as a separate component of equity, net of deferred income taxes. Fair value was obtained based on available quoted market prices as of June 30, 2008 and December 31, 2007. Debt securities for which the Exchange has the intent and ability to hold to maturity are classified as held to maturity and are valued at cost adjusted for the amortization/accretion of premiums/discounts computed by the interest method. Realized gains or losses recognized on sales of securities are based on the specific classification method and are recorded as of the trade date in the Consolidated Statement of Operations.

7. Equipment and Leasehold Improvements

Equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization. Depreciation of furniture and equipment is provided using the straight line method over the estimated useful lives of the applicable assets. Leasehold improvements are amortized over the lesser of the lease term or the useful life of such improvements.

8. Restricted Cash

The Exchange has classified cash totaling $11,000 as restricted at June 30, 2008 and December 31, 2007, representing capital contributions from owners of exchange memberships used for funding technological improvements and other capital needs including principal payments with respect to certain loans. The Exchange has classified cash totaling $8,497,000 and $1,232,000 as of June 30, 2008 and December 31, 2007, respectively, as restricted, representing funds collected from market makers and specialists for the purpose of making qualifying payments for order flow, as more fully described in note G (Payment for Order Flow). Additionally, the Exchange has classified $400,000 as restricted at June 30, 2008 and December 31, 2007, representing SCCP restricted cash, deposits and escrow amounts.

All SCCP participant funds are maintained in cash, cash equivalents, or short-term investments, except for amounts utilized to satisfy the Depository Trust and Clearing Corporation (DTCC) participant fund requirements with respect to SCCP’s omnibus clearance and settlement accounts. At June 30, 2008 and December 31, 2007, the participant funds were invested in overnight reverse repurchase agreements and are included in Clearing and Depository items on the Consolidated Balance Sheet.

9. Deferred Revenue

The Exchange has classified amounts totaling $3,762,000 (comprised of regulatory fees of $3,718,000, listing fees of $6,000 and licensing fees of $38,000) and $7,544,000 (comprised of regulatory fees of $7,436,000 and licensing fees of $108,000) as deferred income at June 30, 2008 and December 31, 2007, respectively. Deferred income is amortized to income over the applicable future year.

10. Deferred Credits

The Exchange has classified amounts totaling $5,485,000 (comprised of rent credits of $5,207,000 and depreciation credits of $278,000) and $4,977,000 (comprised of rent credits of $4,642,000 and depreciation credits of $335,000) as deferred credits at June 30, 2008 and December 31, 2007, respectively. The deferred rent credit (see note J.1) represents the tenant improvement allowance paid to the Exchange and will be amortized over the life of the lease renewal. The deferred depreciation credit represents a reimbursement of equipment purchases and internally developed software expenses related to development of PBOT’s trading platform and will be amortized over the life of the equipment and software.

11. Securities Purchased Under Agreements to Resell

Relative to SCCP, transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) are accounted for as collateralized financings except where SCCP does not have an agreement to sell (or purchase) the same, or substantially the same, securities before maturity at a fixed or determinable price. It is the policy of SCCP to obtain possession of or the legal right to collateral with a market value equal to or in excess of the principal amount loaned under reverse repurchase agreements. Collateral is valued daily, and SCCP may require counterparties to deposit additional collateral or return pledges when appropriate. As of June 30, 2008 and December 31, 2007, SCCP had open reverse repurchase agreements, which amounted to $5,928,742 and $5,638,957, respectively, and are included in clearing and depository items on the Consolidated Balance Sheet. The value of securities taken as collateral for these contracts was $6,225,180 and $5,920,905 at June 30, 2008 and December 31, 2007, respectively.

SCCP enters into collateralized reverse repurchase agreements which may result in credit exposure in the event the counterparties to the transactions are unable to fulfill their contractual obligations. SCCP attempts to minimize the credit risk associated with these activities by monitoring the collateral value on a periodic basis and requiring additional collateral to be deposited with SCCP when deemed necessary.

12. Government and Government Agency Securities

SCCP maintains a $3,000,000 reserve fund that is invested in government securities. Pursuant to SCCP rules, the reserve fund is to be used to cover all reasonably anticipated operating expenses of SCCP and must be replenished within 60 days of the use of such monies. At June 30, 2008 and December 31, 2007, this reserve fund was part of investments held to maturity, at amortized cost - restricted, which totaled $3,021,000 and $3,026,000, respectively.

13. Participants’ Securities Transactions

SCCP’s participants’ securities transactions are reported on a settlement date basis.

14. Participants’ Margin Accounts

Relative to SCCP, margin accounts receivable from and payable to participants include amounts due on cash and margin transactions. Securities owned by participants and held as collateral are not reflected in the consolidated financial statements. Securities owned by participants are marked to market in determining equity for margining purposes.

SCCP is potentially exposed to credit risk arising from nonperformance of its margin members in meeting their settlement obligations.

15. Income Taxes

The Exchange uses the asset and liability method required by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, SFAS 109, to provide relevant taxes on all transactions recorded in the Exchange’s financial statements. Deferred income taxes are recognized for the tax consequences of differences in future years between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on tax laws and statutory tax rates applicable to the periods in which the differences are expected to result in taxable income. If necessary, a valuation allowance is established to reduce deferred tax assets to the amount that is more likely than not to be realized. As of June 30, 2008 and December 31, 2007, the Exchange had no valuation allowance. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The Exchange recognizes and measures unrecognized tax benefits in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, (FIN 48). FIN 48 includes a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements.

16. Computer Software Developed or Obtained for Internal Use

The Exchange follows the provisions of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires entities to capitalize direct internal and external costs that meet certain capitalization criteria. Accordingly, the Exchange capitalized $3,526,000 and $2,560,000 through June 30, 2008 and 2007, respectively.

17. Comprehensive Income

The Exchange follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-operating sources. Other comprehensive loss consists of net unrealized losses on investment securities available for sale and pension and postretirement plan adjustments. The components of other comprehensive income (loss) are as follows:

	Three months ended June 30, 2008
	Before tax amount	Tax expense (benefit)	Net of tax amount
	(Dollars in thousands)
Unrealized losses on securities
Unrealized holding losses arising during period	$428	$195	$233
Less reclassification adjustment for gains realized in net income	(414)	(189)	(225)

Unrealized losses on securities	14	6	8
Pension liability adjustments	—	—	—

Other comprehensive loss, net	$14	$6	$8

	Three months ended June 30, 2007
	Before tax amount	Tax expense (benefit)	Net of tax amount
	(Dollars in thousands)
Unrealized losses on securities
Unrealized holding gains arising during period	$231	$106	$125
Less reclassification adjustment for gains realized in net income	(532)	(243)	(289)

Unrealized gains on securities	(301)	(137)	(164)

Other comprehensive income, net	$(301)	$(137)	$(164)

	Six months ended June 30, 2008
	Before tax amount	Tax expense (benefit)	Net of tax amount
	(Dollars in thousands)
Unrealized losses on securities
Unrealized holding losses arising during period	$1,111	$507	$604
Less reclassification adjustment for gains realized in net income	(384)	(175)	(209)

Unrealized losses on securities	727	332	395
Pension liability adjustments	—	—	—

Other comprehensive loss, net	$727	$332	$395

	Six months ended June 30, 2007
	Before tax amount	Tax expense (benefit)	Net of tax amount
	(Dollars in thousands)
Unrealized gains on securities
Unrealized holding gains arising during period	$(206)	$(94)	$(112)
Less reclassification adjustment for gains realized in net income	(445)	(203)	(242)

Unrealized gains on securities	(651)	(297)	(354)

Other comprehensive income, net	$(651)	$(297)	$(354)

18. Share-Based Compensation

We account for share-based compensation in accordance with SFAS 123(R), Share Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees including employee stock options and restricted stock units (RSUs) based on estimated fair values of the Company’s stock. We recognize compensation expense for share-based awards on a straight-line basis over the requisite service period of the award. RSU expense totaled $3,230,000 and $6,467,000 for the three and six-month periods ended June 30, 2008, respectively and $2,550,000 and $1,275,000 for the three and six-month periods ended June 30, 2007, respectively , which are included in staffing costs on the Consolidated Statement of Operations.

19. Pension Plan

Pension costs reflect an allocation of aggregate pension costs under a plan sponsored by the Parent. The Exchange funds the plan subject to the full funding limitation of the Employee Retirement Income Security Act of 1974.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS 158 requires the Exchange to recognize the funded status of its defined benefit postretirement benefit plan in the Exchange’s statement of financial position. The funded status was previously disclosed in the notes to the Exchange’s financial statements, but differed from the amount recognized in the balance sheet. SFAS 158 does not change the accounting for the Exchange’s defined contribution plan.

The recognition and disclosure provisions of SFAS 158 are effective for fiscal years ending after June 15, 2007, for nonpublic entities with defined benefit plans and are to be applied as of the end of the year of adoption. Retrospective application is not permitted. The Exchange voluntarily adopted the recognition and disclosures provisions of SFAS 158 effective December 31, 2006. The Exchange uses a December 31 measurement date for its pension and postretirement health benefit plan and thus the measurement date provisions will not affect the Exchange. Application of SFAS 158 will not change the calculation of net income in future periods, but will affect the calculation of other comprehensive income. There is no material impact to the consolidated financial statements as of June 30, 2008.

20. Postretirement Health Benefit Plan

Net postretirement health benefit costs are not funded. The net transition obligation for the plan is being amortized over a 20-year period, and will be fully amortized by January 1, 2013.

21. Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

22. New Accounting Pronouncements

SFAS No. 157 —As of January 1, 2008, we adopted on a prospective basis certain required provisions of SFAS No. 157, Fair Value Measurements, (SFAS 157) as amended by FASB Financial Staff Position, or FSP, No. 157-2, Effective Date of FASB Statement No. 157, (FSP 157-2). Those provisions relate to our financial assets and liabilities carried at fair value and our fair value disclosures related to financial assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. As such, our financial assets and financial liabilities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with SFAS 157. See Note D, “Investments,” for further discussion. The adoption of SFAS 157 did not have a significant impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 expands the use of fair value accounting but does not affect existing standards, which require assets and liabilities to be carried at fair value. Under SFAS No. 159, a company many elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees, issued debt and other eligible financial instruments. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Exchange has elected not to adopt SFAS No. 159.

NOTE C - REGULATORY DIRECTIVES

Pursuant to investigations conducted by the SEC regarding, among other things, listing and competition-related behavior, and by the United States Department of Justice (DOJ) regarding antitrust, the SEC and DOJ in the year 2000 entered into settlements with the Exchange and certain other options exchanges.

On September 11, 2000, the SEC issued an Order Instituting Public Administrative Proceedings (the 2000 Order), which accepted the settlement offers of the Exchange and certain other options exchanges, censured them, and, among other things, required them to adopt or modify certain rules regarding listing, allocation, harassment or intimidation, order handling, and certain other competition-related behavior. The 2000 Order also required the Exchange, jointly with other defendant exchanges, to establish a consolidated audit trail system, reform the plan by which capacity is procured and allocated and reform the plan by which exchanges list options. The 2000 Order also required the Exchange and other exchanges to enhance their surveillance, investigation, and enforcement processes.

On September 11, 2000, a U.S. district court entered a Proposed Final Judgment (the Judgment), which instituted an antitrust proceeding brought by the DOJ and likewise accepted the settlement offers of the Exchange and certain other options exchanges. The Judgment, which was finalized by the court on December 6, 2000, among other things, established periodic reporting requirements, required the Exchange and the other exchanges to designate an Antitrust Compliance Officer and initiate an Antitrust Compliance Program, and prohibited certain agreements between and among the exchanges. The Judgment expires ten years from the date of its entry.

NOTE D - INVESTMENTS

As of June 30, 2008 and December 31, 2007, PHLX financial assets are categorized as Level 1 assets in accordance with SFAS 157. The amortized cost, gross unrealized gains and losses and estimated fair values of the Exchange’s investment securities are summarized as follows (in thousands):

	June 30, 2008
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
	(Dollars in thousands)
Available-for-sale
Equity securities	$15,144	$2,636	$1,037	$16,743
Debt securities	1,016	11	16	1,011

	$16,160	$2,647	$1,053	$17,754

Held-to-maturity
Debt securities	$3,064	$7	$1	$3,070

	December 31, 2007
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
	(Dollars in thousands)
Available-for-sale
Equity securities	$13,036	$2,807	$503	$15,340
Debt securities	1,049	14	5	1,058

	$14,085	$2,821	$508	$16,398

Held-to-maturity
Debt securities	$3,073	$23	$1	$3,095

The amortized cost and estimated fair value of investment securities, by contractual maturity at June 30, 2008 (in thousands), are shown below:

	Available-for-sale		Held-to-maturity
	Amortized cost	Estimated fair value	Amortized cost	Estimated fair value
	(Dollars in thousands)
Due within five years	$—	$—	$3,001	$3,008
Municipal securities	533	521	—	—
Other securities	483	490	63	62

Total debt securities	$1,016	$1,011	$3,064	$3,070

Proceeds from the sales of investments and gross realized gains and losses on such sales for the three and six months ended June 30, 2008 and 2007 were as follows:

	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
	(Dollars in thousands)
Proceeds	$1,724	$1,959	$2,321	$2,967
Gross gains	446	532	506	537
Gross losses	(32)	—	(122)	(92)

The table below indicates the length of time individual securities have been in a continuous unrealized loss position as of June 30, 2008 (in thousands):

		Less than 12 months		12 months or longer		Total
Description of Securities	Number of securities	Fair value	Unrealized losses	Fair Value	Unrealized losses	Fair value	Unrealized losses
Municipal Securities	1	521	13	—	—	521	13
Marketable equity securities	27	4,408	747	891	290	5,049	1,037
Other securities	5	$—	$—	$136	$3	$136	$3

Total temporarily impaired investment securities	33	$4,929	$760	$1,027	$293	$5,706	$1,053

Management has considered factors regarding other than temporarily impaired securities and determined that there are no securities that are impaired as of June 30, 2008.

At June 30, 2008 and 2007, the SCCP held shares of DTCC common stock. As a member firm of DTCC, SCCP is designated, by DTCC rule, as a mandatory purchaser participant and is required to own the shares for as long as it remains a member. The number of shares required to be owned is determined by DTCC and the Exchange is prohibited from owning anything more or less than the amount calculated by DTCC. The shares are substantially restricted and cannot be sold to any party other than the DTCC. For this reason, these shares are recorded at cost and are classified in other assets on the Exchange’s balance sheet at June 30, 2008 and 2007.

NOTE E - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

The Exchange’s investment in equipment and leasehold improvements comprises the following at June 30, 2008 and December 31, 2007:

	Estimated useful lives	2008	2007
	(Dollars in thousands)
Equipment	3 -7 years	$54,662	$53,123
Software	5 years	47,407	43,341
Leasehold improvements	Various	30,344	28,239

		132,413	124,703
Less - accumulated depreciation and amortization		70,962	64,152

		$61,451	$60,551

NOTE F - CLEARING ITEMS

The clearing items represent cash, receivables and payables for open securities transactions cleared for participants through SCCP’s clearing system. A summary of the balances at June 30, 2008 and December 31, 2007, follows:

	2008	2007
	(Dollars in thousands)
Cash - restricted	$75	$67
Securities purchased under agreements to resell - restricted	3,052	3,012
Securities purchased under agreements to resell	2,877	2,627
Cash	100	108
Margin accounts, debit balances	106	1,104
Miscellaneous accounts, debit balances	5	1
Omnibus accounts with other clearing organizations	6	4
Deposits with other clearing agencies	298	421

	$6,519	$7,344

	2008	2007
	(Dollars in thousands)
Margin accounts, credit balances	$208	$215
Continuous net settlement and other accounts, credit balances	7	7
Participants’ fund	3,425	3,500
Advance from corporate accounts	2,879	3,622
Dividend and other payables	—	—

	$6,519	$7,344

SCCP participants are required to contribute to the Participants’ Fund (the Fund). Amounts are dependent upon the nature and volume of services utilized by the participant. The Fund is designed to provide security for participants’ obligations to SCCP, and is available to protect against the possibility of certain losses and as necessary to meet participant fund requirements of NSCC and/or DTC. SCCP determined that each participant’s contribution was in accordance with the formulas approved by the SCCP Board of Directors. All formulas have been applied to all SCCP participants on a uniform non-discriminatory basis.

All required contributions to the Fund must be made in cash and SCCP may allocate any portion of the Fund to satisfy DTCC’s participant fund requirements with respect to SCCP’s Omnibus Clearance and Settlement account. Accordingly, at June 30, 2008, SCCP had $298,000 deposited with DTCC, at December 31, 2007, SCCP had $420,000 deposited with DTCC. SCCP’s excess participant fund cash not used to fund its DTCC participants’ fund requirements is segregated and invested by SCCP in accordance with its rules.

SCCP rebates interest monthly to participants with deposits greater than $50,000 at the average federal funds rate, less one half of a percent. Through June 30, 2008 and 2007, SCCP rebated $5,000 and $18,000, respectively, in interest, to the participants in accordance with the formulas. The participants’ fund consisted of $3,425,000 and $3,500,000 in cash deposits and securities at June 30, 2008 and December 31, 2007, respectively.

NOTE G - PAYMENT FOR ORDER FLOW

The Exchange administers the collection and payment of Payment for Order Flow (“PFOF”) fees assessed on certain qualifying transactions. PFOF funds are made available to order flow providers at the direction of specialist units and Directed Registered Options Traders. At June 30, 2008, the Exchange held total cash in the amount of $8,496,000 and total receivable and payable balances of $6,986,000 and $15,482,000, respectively, related to its PFOF programs. At December 31, 2007, the Exchange held total cash in the amount of $1,232,000 and total receivable and payable balances of $6,110,000 and $7,342,000, respectively, related to its PFOF programs.

NOTE H - NOTES PAYABLE

During 2008, the Exchange maintained two collateralized line of credit facilities. Under these facilities, the Exchange has lines of credit totaling $10,000,000, comprised of agreements of $5,000,000 each at two different banks. Interest on outstanding balances is payable at the prime rate minus 0.5% and the prime rate, respectively. During 2007, the Exchange maintained two collateralized line of credit facilities. Under these facilities, the Exchange has lines of credit totaling $10,000,000, comprised of agreements of $5,000,000 each at two different banks. Interest on outstanding balances is payable at the prime rate. The Exchange has pledged a minimum of $1,500,000 in marketable securities and certain of its accounts receivable to each bank as collateral for the lines of credit. At June 30, 2008 and December 31, 2007, no portion of the lines of credit was outstanding. The agreements were terminated at June 30, 2008.

During 2008 and 2007, SCCP maintained two collateralized line-of-credit agreements. Under these agreements, SCCP has lines of credit totaling $40,000,000, comprised of agreements of $20,000,000 each at two different banks. Interest is payable to the two accounts at the federal funds rate plus 1.6%. At June 30, 2008 and December 31, 2007, no portion of the lines of credit was outstanding. The agreements were terminated at December 31, 2008.

NOTE I - EMPLOYEE BENEFITS

1. Pension Plan and Postretirement Health Benefit Plan

The Exchange participates in a trusteed noncontributory pension plan and a postretirement benefit plan covering substantially all employees of the Parent and its subsidiaries. The Exchange provides defined benefits which are generally a function of years of service and based on an employee’s average pay over the employee’s career with the Exchange.

The postretirement benefit plan provides certain health care and life insurance benefits for retired employees. Substantially all of the Exchange’s employees may become eligible for those benefits if they reach normal retirement age while employed by the Exchange and fulfill other eligibility requirements as specified by the plan.

2. Supplemental Executive Retirement Plan

The Exchange maintains nonqualified Supplemental Executive Retirement Plans (“Plans”) for certain key executives. The Plans are unfunded. The Exchange has reflected its liability related to the Plans of $5,790,000 and $4,643,000 as deferred compensation in the accompanying balance sheet at June 30, 2008 and December 31, 2007, respectively.

3. Savings Plan

The Exchange and SCCP also participate in a voluntary defined contribution 401(k) plan which covers substantially all of the Exchange and its Subsidiaries’ employees. Employer contributions to this 401(k) plan were $425,000 and $716,000 through June 30, 2008 and December 31, 2007 respectively.

In December 2006, the Board of Governors approved changes to the Exchange’s retirement program. Employees hired on or after January 1, 2007 participate in an enhanced 401(k) plan only. Employees hired prior to January 1, 2007 were given a one-time opportunity to choose between continued participation in the current defined benefit pension plan plus current 401(k) plan or participation in the enhanced 401(k) plan.

NOTE J - COMMITMENT AND CONTINGENCIES

1. Operating Leases

Rental expense was $1,399,000 and $1,040,000 for the three months ended June 30, 2008 and 2007, respectively and $2,678,000 and $2,057,000 for the six months ended June 30, 2008 and 2007, respectively. Rental expense includes $66,000 and $131,000 for the three and six months ended June 30, 2008 and $56,000 and $111,000 for the three and six months ended June 30, 2007, for taxes and maintenance related to leased property. The Exchange has classified amounts totaling $5.2 million and $4.6 million as deferred rent credits at June 30, 2008 and December 31, 2007, respectively. The deferred rent credit represents the tenant improvement allowance paid to the Exchange and will be amortized over the life of the lease renewal.

The Exchange’s minimum future annual rental obligations, exclusive of insurance, maintenance, and other costs, applicable to existing operating leases, are as follows:

Year ending December 31, (in thousands)

2008 (Jul – Dec)	$1,947
2009	3,806
2010	3,742
2011 and thereafter	42,696

$52,191

2. Other

We may be subject to claims arising out of the conduct of our business. We are not currently a party to any litigation that we believe could have a material adverse effect on our business, financial condition, or operating results. However, from time to time, we have been threatened with, or named as a defendant in, lawsuits or involved in regulatory proceedings.

NOTE K - EQUITY

1. Equity

The Exchange is authorized to issue (i) 1,000,000 shares of common stock, 50,500 shares of which are designated Class A Common Stock and 949,500 shares of which are designated Class B Common Stock (collectively, the Common Stock), and (ii) 100,000 shares of preferred stock, all with a par value of $.01 per share. As described below, one share of Series A Preferred Stock was issued.

Shareholder and Independent Governors of the Exchange are elected by the holders of the Common Stock. Member and Designated Independent Governors are chosen, and their removal may be directed by the members (permit holders) of the Exchange. All voting rights of a member are exercised through the member organization with which the member is primarily affiliated. The Member and Designated Independent Governors who are chosen by the members are formally elected at the annual meeting of stockholders by the PHLX Member Voting Trust (the Trust), a Delaware statutory trust whose trustee is an independent institution that is required to vote in accordance with the vote of the Exchange’s members. One share of Series A Preferred Stock of the Exchange was issued to the Trust, the sole purpose of which is to allow the Trust to vote for the election or removal of Member and Designated Independent Governors as directed by a member vote. Except for the election and removal of Member and Designated Independent Governors, and subject to the rights of any class or series of preferred stock if and when issued, the Common Stock retains all voting rights of the stockholders of the Exchange.

The holders of the Common Stock will have all dividend and other distribution rights of stockholders in the Exchange, subject to the rights of any class or series of preferred stock, if and when issued. The Series A Preferred Stock does not have any dividend rights. The Exchange’s by-laws prohibit the payment of dividends from revenues received by the Exchange from regulatory fines, fees or penalties.

On January 20, 2007, the third anniversary of the demutualization of the Exchange, all 46,900 shares of Class A Common Stock converted to Class B Common Stock such that all 441,504 shares of the Exchange are, as of that date, Class B shares. Upon conversion to Class B, the eligibility of holders of Class A shares for a contingent dividend terminated. The former holders of the Class A shares otherwise continue to have the same rights and privileges, including voting, as the Class B holders.

NOTE L - MANAGEMENT EQUITY PLAN

On December 14, 2006, the Exchange established the Philadelphia Stock Exchange, Inc. 2005 Stock Incentive Plan (“Plan”) whereby the Board of Governors may grant Restricted Stock Units (“RSUs”) to management, which is defined in the Plan as a notional unit representing the right to receive one share of stock on a settlement date at which time, all vested RSU’s shall be settled by issuance of shares of stock underlying such vested units, or at the discretion of the Compensation Committee, in cash or partially in cash and partially in shares of stock. The settlement dates shall be the earliest to occur of (i) the third anniversary of the date of the grant; (ii) a change in control; or (iii) termination of employment or service. The Exchange has accounted for the awards using the assumption that the awards will be fully settled in cash. Fair value of the Exchange’s stock is based on an independent valuation. The RSUs shall vest in accordance with the following schedule, subject to each holder’s continued employment or service with the Exchange or its affiliates as applicable: (i) 33.3% of the RSUs shall be vested on the date of the grant; and the remaining 66.7% of such RSUs shall vest ratably in 24 equal monthly installments beginning on the first day of each of the subsequent 24 months following the date of the grant. Compensation expense is charged to earnings over the vesting of each award. The charge is based upon each award’s current value, which is adjusted annually to reflect changes in value associated with movements in the value of the Exchange’s stock. The number of RSUs to be given to each individual was set at a special meeting of the Board of Governors on December 19, 2006. During the year ended December 31, 2006, the Exchange awarded 17,761 RSUs with a grant date value of $860 per unit vesting over three years ending December 31, 2008. During the year ended December 31,

2007, the Exchange awarded 8,984 RSUs with a grant date value of $1,340 per unit vesting over two and three years ending December 31, 2009. The Exchange revalued all RSU’s as of December 31, 2007 based on a fair value of $1,340 per unit. The Exchange revalued all RSU’s as of March 31, 2008 based on a fair value of $1,340 per unit. Total compensation expense related to the Plan was $3,233,000 and $1,275,000 for the three months ended June 30, 2008 and 2007, respectively and $6,467,000 and $2,550,000 for the six months ended June 30, 2008 and 2007, respectively, and is included in staffing costs on the consolidated statements of operations and in management equity plan on the consolidated balance sheets. Additional compensation expense related to these awards, estimated to be $8,505,000, and the related income taxes, will be recognized over the vesting period through December 31, 2009.

Included as part of the compensation approved by the Board of Governors at the December 19, 2006 regular meeting was change of control arrangements for certain members of executive management as well as the Independent Governors on the Board of Governors.

NOTE M - COMPENSATION PACKAGES

Also in 2007, the Board of Governors approved cash compensation awards totaling $5,000,000 to all Governors substantially similar to RSU awards granted to management, with vesting through December 31, 2008 or at a change in control. The Board of Governors also granted increased executive cash compensation in the amount of $5,300,000 reflecting the Board’s policy to compensate executives at 90% of the Exchange’s peer group, with executives waiving any additional increases to the change in control payments. In 2007, the Board of Governors approved additional change of control agreements for the non-independent Governors.

NOTE N - STAY PAY BONUSES

Due to the acquisition agreement with NASDAQ OMX, the Exchange implemented stay pay bonus programs in January and April 2008 totaling $4,727,000 payable to employees who continue their employment with the Exchange and/or the NASDAQ OMX through July 30, 2008 and/or August 15, 2008 (stay pay dates). The stay pay bonus will be paid in a lump sum within 30 business days following the stay pay dates.

The Board has also approved compensation in the amount of $5,385,000 for performance and long-term incentive for the first six months of 2008. The bonuses were paid May 15, 2008.

NOTE O - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of January 11, 2010.

On November 6, 2007, the Exchange entered into a definitive agreement to be acquired by the NASDAQ OMX Group, Inc. (NASDAQ). The transaction, which was approved by the Exchange shareholders, closed on July 23, 2008 for purchase consideration totaling $652,000,000 plus the capitalized cost and working capital surplus of approximately $55,500,000. The calculation of the working capital surplus is defined in the agreement.

Subsequent to the acquisition of the Exchange by NASDAQ OMX on July 24, 2008, the Philadelphia Stock Exchange, Inc. and Stock Clearing Corporation of Philadelphia Employees’ Pension Plan (the “PHLX Pension Plan”) was “frozen”, effective December 31, 2008. As a result, future service and salary for all participants will not count toward an accrual of benefits under the PHLX Pension Plan after December 31, 2008. However (i) the PHLX Pension Plan legally remains in effect and (ii) all of the other terms and conditions of the PHLX Pension Plan (including those governing the time and form of benefit payment) continue to apply without any change. Accordingly, the “freeze” did not accelerate the payment of benefits under the PHLX Pension Plan. The “freeze” had no effect on the Pension Plan but did result in a $759,000 curtailment gain in the Postretirement Benefits Plan. The PHLX Pension Plan is currently sponsored by NASDAQ OMX PHLX.

With the cessation of the SCCP’s clearing operations at December 31, 2008, the return of the participants’ funds began in 2009 in accordance with the SCCP’s rules. By September 30, 2009, all of the participants’ funds were returned. NASDAQ OMX will retain the clearing license but has no plans to activate it at this time.

As a result of the acquisition of the Exchange by the NASDAQ OMX, the 26,000 square feet of office space at the Philadelphia Navy Yard was determined to be leased space that would not be utilized. As such, as part of the NASDAQ OMX’s acquisition plan of the Exchange, the lease obligation was evaluated. As a result, an amount of approximately $4,867,000 was recorded as a sublease reserve as an adjustment to goodwill as part of the purchase price allocation.

The SCCP credit line agreements were terminated at December 31, 2008.

The Exchange’s 401(K) plan was merged into the 401(k) plan of NASDAQ OMX effective January 1, 2009.